UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2006

Dresser-Rand Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32586	20-1780492
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 W. Sam Houston Parkway N., Houston, Texas		77043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-467-2221

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective July 24, 2006, and in connection with John-Paul Vettier’s appointment to serve as a member of the Board of Directors of Dresser-Rand Group Inc. (the "Company"), as further detailed in Item 5.02 below, the Company entered into its standard Form of Indemnification Agreement with Mr. Vettier.

In general, the Indemnification Agreement (the "Agreement") provides that the Company will, to the fullest extent permitted by Delaware General Corporation Law and with certain limitations, indemnify Mr. Vettier against certain expenses (including attorneys’ fees), judgments, fines, penalties and settlement amounts that may be incurred in connection with the defense or settlement of any criminal, civil, administrative or investigative action or proceeding to which Mr. Vettier becomes subject in connection with his service as a director of the Company. The Agreement requires that the Company maintain directors’ and officers’ liability insurance coverage for so long as Mr. Vettier serves as a director and for such time thereafter as he shall be subject to actions, suits or proceedings resulting from his service as a director. In addition, the Agreement provides for the mandatory advancement of expenses incurred by Mr. Vettier in connection with any proceeding covered by the Agreement. The Agreement also establishes certain limitations that apply in determining whether Mr. Vettier is entitled to indemnification. The Agreement does not exclude any other rights to indemnification or advancement of expenses to which Mr. Vettier may be entitled, including any rights arising under the Certificate of Incorporation or By-Laws of the Company, pursuant to Delaware General Corporation Law or otherwise. The above description of the Agreement does not purport to be complete and is qualified in its entirety by the Form of Indemnification Agreement, which is incorporated into this Current Report by reference to Exhibit 10.1 on Form 8-K of the Company filed with the Securities and Exchange Commission (the "SEC") on December 9, 2005.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective on July 24, 2006, Jean-Paul Vettier was appointed to the Company’s Board of Directors filling a newly created directorship. As a result, the size of the Board of Directors was increased to nine members. The Board has determined that Mr. Vettier is an independent director, pursuant to the New York Stock Exchange listing standards and the applicable rules of the SEC. Mr. Vettier will serve on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. A copy of the Press Release announcing these appointments is attached as Exhibit 99.1. There is no arrangement or understanding between Mr. Vettier and any other persons pursuant to which he was selected as a director. Mr. Vettier has not been involved in any related transactions that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Indemnification Agreement (incorporated by reference to Exhibit 10.1 on Form 8-K of Dresser-Rand Group Inc. filed with the SEC on December 9, 2005).
99.1 Press Release dated July 24, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dresser-Rand Group Inc.

July 28, 2006	By:	Randy D. Rinicella

Name: Randy D. Rinicella
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 24, 2006